HAWK	Exhibit 99.1
Corporation

Hawk Expands Manufacturing with New Facility in Oklahoma

Cleveland, Ohio – March 29, 2004 –Hawk Corporation (AMEX: HWK) announced today an expansion of its domestic U.S. manufacturing capacity with a planned addition of a new world-class plant at the Port of Catoosa (Tulsa), Oklahoma. The 240,000 square foot plant will manufacture friction products as part of the Company’s Wellman Products Group, and will incorporate production currently housed in Wellman’s Brook Park, Ohio facility, as well as expanded capacity to address market growth and new sales opportunities.

Ronald E. Weinberg, Chairman and CEO of Hawk said, “We continue to believe in the importance of premier domestic production of our products. After all, the United States is still our largest market and we need to be able to offer our customers’ rapid logistics support, top quality manufacturing and competitive pricing. We will be able to continue to meet these goals with our new facility.”

The Company plans to begin construction of the new facility in the second quarter of 2004, with completion expected during the first quarter of 2005. As previously announced, the commencement of operations at the new facility will require the closing of Wellman Products’ Brook Park, Ohio facility. The relocation of the Brook Park operation to the new facility will begin in late 2004 and is expected to be completed in early 2005. Expenses related to the relocation are estimated to be approximately $2.0 million in 2004, which will be heavily weighted toward the fourth quarter. Additional expenses of approximately $3.0 million to $3.5 million required to complete the relocation process are expected in 2005.

The Company expects to recognize approximately $2.5 million of annual cost savings from the new facility once the operation is in full production in 2005.

The Company
Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction equipment, farm equipment and recreational vehicles. Through its precision components group, the Company is a leading supplier of powder metal and metal injected molded components for industrial, consumer and medical applications, including pump, motor and transmission elements, lawn and garden equipment and heart pacemakers. The Company’s performance racing group manufactures clutches and gearboxes for motorsport applications and performance automotive markets. Headquartered in Cleveland, Ohio, Hawk has approximately 1,550 employees and 15 manufacturing, research and administrative sites in 4 countries at its continuing operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws with respect to the Company’s financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. These risks and uncertainties include, but are not limited to: the timely completion of construction of the new Wellman Products’ facility; the ability to hire and train qualified people at the new facility; the ability to transfer production to the new facility and commence production at the new facility without causing customer delays or dissatisfaction; the ability to achieve the projected cost savings at the new facility, including whether the cost savings can be achieved in a timely manner; and higher than anticipated costs related to relocation of the Wellman Products’ facility.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact Information
Ronald E. Weinberg, Chairman, CEO and President
(216) 861-3553

Thomas A. Gilbride, Vice President – Finance
(216) 861-3553

Investor Relations Contact Information
John Baldissera, BPC Financial Marketing
(800) 368-1217

Hawk Corporation is online at: www.hawkcorp.com